Exhibit 10.01

WEST CORPORATION

2013 LONG-TERM INCENTIVE PLAN

STOCK AWARD AGREEMENT

West Corporation, a Delaware corporation (the “Company”), hereby grants to [ — ] (the “Holder”) as of [ — ] (the “Grant Date”), pursuant to the terms and conditions of the West Corporation 2013 Long-Term Incentive Plan (the “Plan”), a Stock Award (the “Award”) of [ — ] shares of the Company’s common stock, par value $0.001 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company. As soon as practicable after the Holder has executed this Agreement and returned it to the Company, the Company shall cause to be issued in the Holder’s name the total number of shares of Stock subject to the Award.

2. Forfeiture Based on Duration of Service. The Stock acquired pursuant to the Award is subject to forfeiture if the Holder does not continuously serve as a Non-Employee Director (as defined in the Plan) of the Company until the six-month anniversary of the Grant Date. In the event that the Holder ceases to serve as a Non-Employee Director for any reason prior to such six-month anniversary, a pro rata portion of the Award shall be subject to forfeiture with such pro rata portion determined based on the number of calendar days remaining in such six-month period divided by the total number of calendar days in such six-month period.

3. Additional Terms and Conditions of Award.

3.1. Nontransferability of Award. Prior to the six-month anniversary of the Grant Date, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or to a trust or entity established by the holder for estate planning purposes solely for the benefit of holder and holder’s family members. On or after the six-month anniversary of the Grant Date, the Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed in accordance with applicable law.

3.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired pursuant to this Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation is true and correct as of the date of any sale of any such share. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

3.3. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

3.4. Delivery of Stock. The Company shall deliver or cause to be delivered to the Holder the shares of Stock. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

3.5. Taxation; Section 83(b) Election. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice. By accepting this Agreement, the Holder hereby agrees to file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Section 83(b) Election”), not later than 30 days after the Grant Date, to include in the Holder’s gross income the Fair Market Value of the shares of Stock subject to the Award subject to forfeiture as of such date. In connection with filing a Section 83(b) Election with the Internal Revenue Service, the Holder shall notify the Company of such election by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A.

3.6. Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued service as a Non-Employee Director.

3.7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

3.8. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

3.9. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to West Corporation, Attn: General Counsel, 11808 Miracle Hills Drive, Omaha, NE 68154, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

3.10. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

3.11. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

3.12. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

3.13. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

3.14. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

3.15. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

WEST CORPORATION

By:

Accepted this         day of                  , 2013

EXHIBIT A — SAMPLE 83(B) ELECTION

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY

IN GROSS INCOME

IN YEAR OF TRANSFER UNDER CODE SECTION 83(b)

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include the value of the property described below in gross income in the year of transfer and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and taxpayer identification number of the undersigned are:

[Name]

[Address]

[Social Security Number]

2. Description of the property with respect to which the election is being made:

            shares of Common Stock, par value $0.001 per share, of West Corporation, a Delaware corporation, granted to the undersigned as restricted stock.

3. The date on which the property was transferred is [insert grant date].

The taxable year to which this election relates is calendar year [20        ]

4. The nature of the restrictions to which the property is subject is:

If the employment of the undersigned terminates prior to specified dates, the undersigned will forfeit the property transferred to the undersigned.

5. Fair market value:

The fair market value (determined without regard to any restrictions) of the property with respect to which this election is being made was $         per share at the time of transfer.

6. Amount paid for property:

The taxpayer has paid $0 for the property.

7. Furnishing statement to employer:

A copy of this statement has been furnished to West Corporation

Dated: